UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On January 22, 2015 (the “Effective Date”), Inception Mining Inc. (the “Company”) and Inception Resources, LLC (“IRLLC”) amended that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) dated February 25, 2013 between IRLLC and the Company whereby the equity portion of the purchase price was reduced from 16,000,000 shares of common stock of the Company to 10,480,000 shares of common stock of the Corporation (the “Amendment”). In order to facilitate the Amendment, 5,520,000 shares of common stock of the Company were returned to the Company for cancellation by certain shareholders that were assigned shares of common stock by IRLLC. In addition, certain debt holders which received promissory notes from the Company in connection with the Asset Purchase Agreement agreed to amend their respective notes (collectively, the “Notes”) to reduce the principal amounts of the Notes in the aggregate amount of $161,750.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Amendment to Asset Purchase Agreement between Inception Resources, LLC and Inception Mining Inc. dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: January 26, 2015	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer